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                                                                   Exhibit 10.24


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of October 28, 1996 by and between VAIL RESORTS, INC., a Delaware corporation ("VRI") and JAMES P. DONOHUE (hereinafter referred to as "Executive").

                                   RECITALS

         1. VRI desires to employ Executive to render services to it for the period and upon the terms and conditions provided for in this Agreement; and

         2. Executive wishes to serve in the employ of VRI for its benefit for the period and upon the terms and conditions provided for in this Agreement.

                                    COVENANTS

         NOW, THEREFORE, the parties hereto agree as follows:

         1.  Employment.
             ----------

                  (a) VRI hereby employs Executive to serve as Senior Vice President & Chief Financial Officer of VRI on the terms and conditions set forth herein. In such capacities, Executive shall have the responsibilities normally associated with such positions, subject to the supervision and control of the Board of Directors (the "Board") and chief executive officer (the "CEO").

                  (b) Executive accepts employment by VRI and agrees that, during the term of his employment, he will devote substantially all his time and best efforts to the performance of his duties hereunder, which duties shall be performed in an efficient and competent manner and to the best of his ability. Executive further agrees that, during the term of this Agreement, he will not, without the prior written consent of the CEO, directly or indirectly engage in any manner in any business or other endeavor, either as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of his personal services. This restriction will not preclude Executive from having passive investments, and devoting reasonable time to the supervision thereof (so long as such does not create a conflict of interest or interfere with Executive's obligations hereunder), in any business or enterprise which is not in competition with any business or enterprise of VRI or an of its subsidiaries or affiliates, including Vail Associates, Inc., (collectively, the "Companies").

         2.  Compensation.
             ------------

         For all services rendered by Executive to or on behalf of the Companies, VRI shall pay to Executive, subject to any and all withholdings and deductions required by law, the following compensation in accordance with the normal payroll practices of VRI:

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         (a) Base Salary. Executive shall receive regular compensation at the
             -----------
initial rate of Three Hundred Thousand Dollars ($300,000) per year (the "Base Salary"). Executive's Base Salary shall be reviewed annually by the CEO and the Board. Any increases or decreases in such Base Salary shall be at the discretion of the CEO and the Board, and Executive acknowledges that the CEO and the Board are not obligated to make any increases. Executive's Base Salary shall not be lowered from the initial Base Salary set forth above during the term of this Agreement without his written consent.

         (b) Bonuses, etc. Executive shall also be considered annually for
             ------------
bonuses, deferred compensation, and/or stock options based upon his performance in light of objectives established by the Board, it being understood that any such awards are at the discretion of the CEO and the Board. Without limiting the generality of the foregoing, Executive shall be eligible to participate in (i) the Long-Term Incentive Plan of VRI (the "LTIP"), and (ii) any other bonus, incentive, deferred compensation and fringe benefit plans as VRI shall make generally available to other employees in senior management positions in accordance with the terms of the relevant contracts, policies or plans providing such benefits, all on such terms as the Board may determine. If any such compensation or benefits are paid or made available, it shall be at such time or times as the Board shall determine, based upon such factors, if any, as the Board may establish. Executive specifically acknowledges that the LTIP as currently in effect, and envisioned for the future, provides for deferral and possible forfeiture of earned bonus compensation depending on future year performance.

         (c) Insurance. Executive shall also receive, at VRI's expense, health,
             ---------
medical, dental, long-term disability and life insurance pursuant to such plans as are from time to time adopted by the Board.

         (d) Expense Reimbursement; Club Memberships. Executive shall have a
             ---------------------
travel and entertainment budget which is reasonable in light of his position and responsibilities and shall be reimbursed for all reasonable business-related travel and entertainment expenses incurred by him thereunder upon submission of appropriate documentation thereof. Executive shall, subject to applicable rules and bylaws in effect from time to time, be entitled to the benefits of membership at the Beaver Creek Club and the Game Creek Club, provided however, that Executive shall not actually be a member of such clubs and in no event shall Executive be entitled to any claim of reimbursement of any initiation or similar fee. Further, Executive shall be solely responsible for the payment of any and all charges incurred at such clubs, excluding only the payment of any regular dues which Executive shall not be obligated to pay.

         (e) Relocation Reimbursement. Executive shall be entitled to up to
             ------------------------
$100,000 to reimburse all documented moving and relocation expenses, including a tax equivalency payment (i.e., a "gross-up" for state and federal income taxes). Reimbursement shall be made to Executive within 15 days of written request therefor accompanied by appropriate documentation of such expenses, and shall include repayment of (i) all costs incurred by Executive in selling his residence in California, including legal fees, transfer and stamp taxes, brokers' commissions, and other customary closing costs, and (ii) all costs of moving and or storing Executive's furniture, other possessions and automobiles.

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         3.  Term and Termination.
             --------------------

         (a) Term and Renewal. The Effective Date of this Agreement shall be October 1, 1996. Unless terminated earlier, as hereinafter provided, the term of this Agreement shall be for the period commencing with the Effective Date and continuing through September 30, 1999; provided, however, that unless either VRI or Executive gives written notice of non-renewal to the other not less than 120 days prior to the then-current scheduled expiration date, this Agreement shall thereafter be automatically renewed for successive one-year periods.

         (b) Termination for Cause. VRI, acting through the CEO, may terminate
             ---------------------
this Agreement at any time for cause by giving Executive written notice specifying the effective date of such termination and the circumstances constituting such cause. For purposes of this Agreement, "cause" shall mean (i) any conduct involving dishonesty, gross negligence, gross mismanagement, the unauthorized disclosure of confidential information or trade secrets or a violation of VRI's code of conduct which has a material detrimental impact on the reputation, goodwill or business position of any of the Companies; (ii) gross obstruction of business operations or illegal or disreputable conduct by Executive which materially impairs the reputation, goodwill or business position of any of the Companies, including acts of unlawful sexual harassment; or (iii) any action involving a material breach of the terms of the Agreement including, without limitation after 15 days' written notice and opportunity to cure to the Board's satisfaction, material inattention to or material neglect of duties. In the event of a termination for cause, Executive shall be entitled to receive only his then-current Base Salary through the date of such termination and any fully vested stock options or shares and other applicable benefits generally available to terminated executives at VRI (not to be deemed to include severance payments or salary continuation). Further, Executive acknowledges that in the event of such a termination for cause, he shall not be entitled to receive any LTIP or other bonus for the year of termination nor any portion of any deferred LTIP or other deferred compensation.

         (c) Termination Without Cause or Non-Renewal. VRI may terminate this
             ----------------------------------------
Agreement at any time without cause, by giving Executive written notice specifying the effective date of such termination. In the event of a termination without cause, or if VRI gives notice of non-renewal of this Agreement as provided in Section 3(a), and provided that Executive executes a written release in connection with such termination substantially in the form attached hereto as Annex I (the "Release"), Executive shall be entitled to receive (i) his then-current Base Salary through the date of such termination or non-renewal,
(ii) in the event that the applicable Board-established performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination or non-renewal occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to VRI's senior executives generally, (iii) continuation of his then-current Base Salary through the first anniversary of the date of termination or non-renewal, (iv) any fully vested stock options or shares, and (v) all deferred LTIP compensation earned by Executive with respect to prior years, which amounts shall be payable at VRI's option either in a lump sum within 30 days of termination or in accordance with the terms of the applicable LTIP. Notwithstanding the foregoing, should VRI and Executive mutually agree to waive, in writing, Executive's compliance with the provisions of Section 4 hereof within 60 days of such termination or expiration, then Executive shall be under an obligation to mitigate damages by seeking other employment and the Base Salary continuation shall be reduced by compensation received by Executive from other employment or self-employment following such waiver.

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         (d) Termination By Executive For Good Reason. Executive shall be
             ----------------------------------------
entitled to terminate this Agreement at any time for good reason by giving VRI not less than ninety (90) days prior written notice. For purposes of this Agreement, "good reason" shall mean (i) VRI shall breach its obligations hereunder in any material respect and shall fail to cure such breach within 60 days following written notice thereof from Executive, (ii) VRI or Vail Associates, Inc. shall cease to operate any major ski resort in Colorado, or
(iii) VRI shall effect a material diminution in Executive's reporting responsibilities, titles, authority, offices or duties as in effect immediately prior to such change. In such event, provided that Executive has executed the Release, Executive shall be entitled to receive (i) his then-current Base Salary through the date of such termination, (ii) in the event that the applicable Board-established performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to VRI's senior executives generally, and (iii) continuation of his then-current Base Salary through the first anniversary of the date of such termination, (iv) any fully vested stock options or shares, and (v) all deferred LTIP compensation earned by Executive with respect to prior years, which amounts shall be payable at VRI's option either in a lump sum within 30 days of termination or in accordance with the terms of the applicable LTIP.

         (e) Termination By Executive Without Good Reason. Executive may also
             --------------------------------------------
terminate this Agreement at any time without good reason by giving VRI at least one hundred twenty (120) days prior written notice. In such event, provided that Executive has executed the Release, Executive shall be entitled to receive only his then-current Base Salary through the date of termination and any fully vested stock options or shares and other applicable benefits generally available to terminated executives at VRI (not to be deemed to include severance payments or salary continuation). Further, Executive acknowledges that in the event of such a termination without good reason, he shall not be entitled to receive any LTIP or other bonus for the year of termination nor any portion of any deferred LTIP or other deferred compensation.

         (f) Termination Due To Disability. In the event that Executive becomes
             -----------------------------
permanently disabled (as determined by the CEO and the Board in good faith according to applicable law), VRI shall have the right to terminate this Agreement upon written notice to Executive; provided, however, that in the event that Executive executes the Release, Executive shall be entitled to receive (i) his then-current Base Salary through the date of such termination, (ii) in the event the applicable Board-established performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to VRI's senior executives generally and (iii) continuation of his then-current Base Salary through, the earlier of
(x) the scheduled expiration date of this Agreement (but in no event less than 12 months from the date of disability) or (y) the date on which his long-term disability insurance payments commence. Further, Executive shall be entitled to retain all fully vested stock options and shares.

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         (g) Termination Due To Death. This Agreement shall be deemed
             ------------------------
automatically terminated upon the death of Executive. In such event, provided Executives personal representative executes a release substantially in the form or the Release, Executive's personal representative shall be entitled to receive
(i) the Executive's then-current Base Salary through such date of termination, and (ii) in the event that the applicable Board-established performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to senior executives generally. Further, Executive's personal representative shall be entitled to retain any stock options pursuant to the terms of the applicable stock option agreement.

         (h) Change in Control. Notwithstanding the above, in the event that at
             -----------------
any time after six (6) months following a change in control of VRI (i) this Agreement is terminated by VRI without cause, (ii) this Agreement is terminated by Executive for good reason, or (iii) VRI gives notice of non-renewal of this Agreement, then in any such case, provided that Executive has executed the Release, Executive shall be entitled to receive (i) his then-current Base Salary through the date of such termination or non-renewal, (ii) in the event that the applicable Board-established performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to senior executives generally, (iii) continuation of his then-current Base Salary for a period of 18 months from the date of termination or non-renewal, (iv) any fully vested stock options or shares, and
(v) all deferred LTIP compensation earned by Executive with respect to prior years, which amounts shall be payable at VRI's option either in a lump sum within 30 days of termination or in accordance with the terms of the applicable LTIP. For purposes of this Agreement, a "change in control" shall mean the acquisition by any person or group of affiliated persons (other than Apollo Ski Partners, L.P. and its affiliates) of equity securities of VRI or Vail Associates, Inc. representing either a majority of the combined ordinary voting power of all outstanding voting securities of VRI or Vail Associates, Inc. or a majority of the common equity interest in VRI or Vail Associates, Inc.

         (i) Other Benefits. During any period in which Executive is entitled to
             --------------
Base Salary continuation following termination or expiration of this Agreement under the terms of this Section 3, Executive shall also be entitled to continuation of then-current health, dental and other insurance benefits for Executive and his dependents at VRI's expense. Except as expressly set forth in this Section 3, Executive shall not be entitled to receive any compensation or other benefits in connection with termination of his employment; provided, however, that termination of Executive's employment hereunder shall not affect his right to receive deferred compensation earned prior to such termination (which amounts shall be payable at VRI's option either in a lump sum within 30 days of termination or in accordance with the terms of the applicable plan) or his rights to vested retirement benefits, in accordance with the terms of the applicable plan. Notwithstanding the foregoing, all deferred compensation shall be forfeited by Executive in the event of termination of employment pursuant to
Section 3(b) or Section 3(e) of this Agreement.

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         (j) Payment of Salary Continuation. Payment of Base Salary following
             ------------------------------
termination of this Agreement as required by this Section 3 shall be made in accordance with VRI normal payroll practices; provided, however, that in the event of a breach by Executive of the provisions of Sections 4, 5, 6 or 7 hereof, VRI shall be entitled to cease all such payments. No termination of this Agreement shall affect any of the rights and obligations of the parties hereto under Sections 4, 5, 6 and 7, but such rights and obligations shall survive such termination in accordance with the terms of such sections.

         4.  Non-Competition.
             ---------------
    The provisions of this Section 4 shall apply for a period of one (1) year beginning with the date of termination of Executive's employment with VRI for any reason. During such period, Executive will not, without the prior written consent of the CEO, directly or indirectly, become associated, either as owner, employee, officer, director, independent contractor, agent, partner, advisor or in any other capacity calling for the rendition of personal services, with any individual, partnership, corporation, or other organization (i) in Eagle County or Summit County, Colorado whose business or enterprise is competitive in any way with any of the businesses or enterprises of any of the Companies or (ii) in the states of Colorado, Nevada, Idaho, California or Utah whose business or enterprise is alpine or nordic ski area operation; provided, however, that the foregoing shall not preclude Executive from having passive investments in less than five percent (5%) of the outstanding capital stock of a competitive corporation which is listed on a national securities exchange or regularly traded in the over-the-counter market or which have been approved in writing by the CEO. If, for any reason, any portion of this covenant shall be held to be unenforceable it shall be deemed to be reformed so that it is enforceable to the maximum extent permitted by law.

         Further, Executive covenants and agrees that, during his employment by VRI and for the period of one year thereafter, Executive will not solicit for another business or enterprise any person who is a managerial or higher level employee of VRI at the time of Executive's termination.

         5.  Document Return; Resignations.
             -----------------------------

         Upon termination of Executive's employment with VRI for any reason, Executive agrees that he shall promptly surrender to VRI all letters, papers, documents, instruments, records, books, products, and any other materials owned by any of the Companies or used by Executive in the performance of his duties under this Agreement. Additionally, upon termination of Executive's employment with VRI for any reason, Executive agrees to immediately resign from, and execute appropriate resignation letters relating to, all management or board positions he may have by reason of his employment or involvement with VRI, specifically including but not limited to the Board, any of the Companies, the Beaver Creek Resort Company of Colorado and the various homeowner and industry associations in which Executive serves at the direction of VRI (the "Associations").

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         6.  Confidentiality.
             ---------------

         During the term of this Agreement, and at all times following tile termination of Executive's employment with VRI for any reason, Executive shall not disclose, directly or indirectly, to any person, firm or entity, or any officer, director, stockholder, partner, associate, employee, agent or representative thereof, any confidential information or trade secrets of any of the Companies, the Beaver Creek Resort Company of Colorado or the Associations.

         7.  Non-Disparagement.
             -----------------
    For a period of five (5) years following the termination of Executive's employment with VRI for any reason, Executive agrees that he shall not make any statements disparaging of any of the Companies, the Board, and the officers, directors, stockholders, or employees of any of the Companies, the Beaver Creek Resort Company of Colorado or the Associations. VRI shall similarly not disparage Executive following such termination, it being understood that, subject to the terms of this Section 7, VRI and Executive, as appropriate, may respond truthfully to inquiries from prospective employers of Executive, or as may be required by any governmental or judicial body acting in their official capacity.

         8.  Injunctive Relief.
             -----------------

         The parties acknowledge that the remedy at law for any violation or threatened violation of this Agreement will be inadequate and that, accordingly, either party shall be entitled to injunctive relief in the event of such a violation or threatened violation without being required to post bond or other surety. The above stated remedies shall be in addition to, and not in limitation of, any other rights or remedies to which either party is or may be entitled at law, in equity, or under this Agreement.

         9.  Non-Assignability.
             -----------------

         It is understood that this Agreement has been entered into personally by the parties. Neither party shall have the right to assign, transfer, encumber or dispose of any duties, rights or payments due hereunder, which duties, rights and payments with respect hereto are expressly declared to be non-assignable and non-transferable, being based upon the personal services of Executive, and any attempted assignment or transfer shall be null and void and without binding effect on either party; provided, however, that, subject to Executive's rights under Section 3(h) hereof, VRI may assign this Agreement to any affiliate or successor corporation.

        10.  Complete Agreement
             ------------------

        This Agreement constitutes the full understanding and entire employment agreement of the parties, and supersedes and is in lieu of any and all other understandings or agreements between VRI and Executive. Nothing herein is intended to limit any rights or duties Executive has under the terms of any applicable stock option, incentive or other similar agreements.

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         11. Arbitration.
             -----------

         Any controversy or claim arising out of or in relation to this Agreement or any breach thereof shall be settled by arbitration in Vail, Colorado in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (hereinafter "AAA Rules") before a panel of three arbitrators, one of whom shall be selected by VRI, the second of whom shall be selected by Executive and the third of whom shall be selected by the other two arbitrators; provided, however, that to the extent that any of the AAA Rules or any portion thereof is inconsistent with the provisions of this Section 11, the provisions of this Section shall govern. If for any reason the AAA Rules cannot be followed or if any one of the parties fails or refuses to select an arbitrator within thirty (30) days after the time of notification of demand for arbitration by the other, or if the arbitrators selected by the parties to this Agreement cannot agree on the selection of a third arbitrator within thirty (30) days after such time as VRI and Executive have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the Chief Judge of the Fifth Judicial District or, if that officer fails or refuses to make an appointment, by the President of the Colorado Bar Association. In the event that any controversy or claim is submitted for arbitration hereunder relating to the failure or refusal by VRI or Executive to perform in full all of its obligations hereunder, VR1 or Executive, as applicable, shall have the burden of proof (as to both production of evidence and persuasion) with respect to the justification for such failure or refusal. Any award entered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered thereon by any party in accordance with the applicable law in any court of competent jurisdiction. The arbitrators shall award the prevailing party its reasonable attorneys' fees and costs. The arbitrators shall not have the power to direct equitable relief.

         12. Amendments.
             ----------

         Any amendment to this Agreement shall be made only in writing and signed by each of the parties hereto.

         13. Governing Law.
             -------------

         The internal laws of the State of Colorado law shall govern the construction and enforcement of this Agreement.

         14. Notices.
             -------

         Any notice required or authorized hereunder shall be deemed delivered with deposited, postage prepaid, in the United States mail, certified, with return receipt requested, addressed to the parties as follows:

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

James P. Donohue
P.O. Box 1526
Avon, Colorado 81620

Vail Resorts, Inc.
P.O. Box 7
Vail, Colorado 81658
Attn: Chief Executive Officer
cc: General Counsel


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 28th day of October, 1996.


                                      EMPLOYER:


                                      VAIL RESORTS, INC.




                                      By: ______________________________________
                                      Its:  ____________________________________




                                      EXECUTIVE:


                                      __________________________________________
                                      James P. Donohue


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